Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

This Subscription Agreement is entered into as of February 24, 2021, between [    ], an individual whose principal residence is at the address set forth on the signature page hereto (hereinafter “Subscriber”), and C-Bond Systems, Inc., a Colorado corporation (the “Company”), concerning an investment in the amount set forth on the signature page hereto. The Subscriber and the Company agree as follows:

1. Subscription and Method of Payment. Subject to the terms and conditions hereof, Subscriber hereby subscribes the amount set forth on the signature page hereto to purchase two thousand five hundred (2,500) shares of Series C Preferred Stock, par value of $0.10 (the “Series C Preferred Stock”), of the Company as determined by dividing the amount subscribed of $250,000.00 (the “Subscription Amount”) by the purchase price of $100.00 per share of Series C Preferred Stock. To satisfy this subscription, the Subscriber will tender cash or a wire transfer to the Company equal to the Subscription Amount.

After the Subscription Amount is paid timely and received in full by the Company, the Company will promptly cause a stock certificate to be issued totaling 2,500 shares of the Company’s Series C Preferred Stock.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to Subscriber as follows:

(a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby.

(b) Authority. The Company has all requisite power and authority to enter into this Agreement and perform Company’s obligations hereunder. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as enforceability may be limited by laws of bankruptcy or insolvency and general equitable principles).

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement, and the issuance, sale and delivery of the shares of Series C Preferred Stock being subscribed for, will not violate any law, statute, rule, regulation, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company, or conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any encumbrance upon any of the properties or assets of the Company pursuant to, the charter documents of the Company or any note, indenture, mortgage, lease agreement or other agreement, contract or instrument to which the Company is a party or by which it or any of its property is bound or affected.

(d) Approvals. Except for the filing of any notice as may be required under applicable securities laws, no permit, authorization, notice, consent or approval is required in connection with the execution, delivery or performance of this Agreement by the Company.

3. Representations and Warranties of Subscriber. The Subscriber represents and warrants to the Company as follows:

(a) Subscriber is an “accredited investor” as such term is defined in Section 2(15) of the Securities Act of 1933, as amended (the “Act”) and Rule 501 of Regulation D promulgated thereunder pursuant to the categories checked by the Subscriber on the signature page hereto. Subscriber is aware of the significance to the Company of the foregoing representation, and they are made with the intention that the Company will rely on them.

(b) Subscriber has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the terms and conditions of the offering and has been afforded an opportunity to examine such documents and other information which Subscriber has requested for the purpose of answering any questions Subscriber may have concerning the business and affairs of the Company.

(c) Subscriber is not subscribing for the Series C Preferred Stock as a result of, or subsequent to, an advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or any other public solicitation.

(d) Subscriber acknowledges and understands that the Series C Preferred Stock has not been registered under the Securities Act of 1933, as amended (the “Act”) or the securities laws of any state (“State Law”) and must be held indefinitely unless they are subsequently registered under the Act and/or applicable State Law, or exemptions from such registration are available. Subscriber agrees that the Series C Preferred Stock will not be sold without registration under applicable securities laws (including the Act and State Law) or exemptions there from. The Company is the only entity which may register its Series C Preferred Stock under the Act and State Law.

(e) Subscriber acknowledges that Subscriber has such knowledge and experience in financial business matters that it is capable of evaluating the merits and risks of the prospective investment and to make an informed investment decision based upon the information provided by the Company.

(f) Subscriber further represents that Subscriber can bear the economic risk of loss of its entire investment; that the address set forth herein is its principal residence (if an individual) or place of business (if an entity); that Subscriber intends to purchase the Series C Preferred Stock for Subscriber’s own account and not, in whole or in part, for the account of any other person; that Subscriber is purchasing the Series C Preferred Stock for investment and not with a view to public resale or distribution; and that Subscriber has not formed any entity for the purpose of purchasing the Series C Preferred Stock; and that this Subscription Agreement has been duly authorized by all necessary action on the part of the Subscriber and is a legal, valid and binding obligation of the Subscriber enforceable in accordance with its terms.

(g) Subscriber is aware that the Series C Preferred Stock is and will be when issued “restricted securities” as that term is defined in Rule 144 of the General Rules and Regulations under the Act.

(h) Subscriber is fully aware of the applicable limitations on the resale of the Series C Preferred Stock according to law.

4.  Subscription Not Revocable. The Subscriber hereby acknowledges and agrees that the Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the Subscriber herein and that this Subscription Agreement shall survive the death, disability, dissolution, bankruptcy or insolvency of the Subscriber.

5. Shares. Company agrees to cause the shares of Series C Preferred Stock of the Company to be issued hereunder to be duly authorized, validly issued, fully paid and nonassessable.

6. Miscellaneous.

(a) Subscriber agrees not to transfer or assign this Subscription Agreement, or any of the Subscriber’s interest herein, and further agrees that the transfer or assignment of the Series C Preferred Stock acquired pursuant hereto shall be made only in accordance with all applicable laws.

(b) This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a written execution by all parties.

(c) The Subscription Agreement is being delivered and is intended to be performed in the State of Texas, and shall be construed and enforced in accordance with, and the rights of parties shall be governed by, the law of such state. Jurisdiction and venue for any action hereunder shall be in Harris County, Texas.

(d) Any controversy or claim arising out of this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof. The arbitration agreement set forth herein shall not limit a court from granting a temporary restraining order or preliminary injunction in order to preserve the status quo of the parties pending arbitration. Further, the arbitrator(s) shall have power to enter such orders by way of interim award, and they shall be enforceable in court. The place of such arbitration shall be in Harris County, Texas.

(e) This Subscription Agreement shall become effective upon execution and delivery hereof by all the parties hereto; delivery of this Subscription Agreement may be made by facsimile or electronic transmission such as portable document format (“PDF”) or similar format to the parties.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the dates below.

Address for Notice:
SUBSCRIBER:

Name:

Date: _______________________________

Subscription Amount: $250,000 for 2,500 shares of Series C Preferred Stock of C-Bond Systems, Inc.

By executing above, the Subscriber also hereby certifies that the Subscriber is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended. The specific category(s) of accredited investor applicable to the undersigned is checked below.

PLEASE CHECK ONE OF THE BOXES BELOW – REQUIRED TO OBTAIN SHARES

_____	a.	Any director or executive officer of the Company;

_____	b.	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

_____	c.	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_____	d.	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

_____	e.	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of Reg D; or

_____	f.	an entity in which all of the equity owners are “accredited investors.”

_____	g.	Other (explain) __________________________________________________________

ACCEPTED BY C-Bond systems, INC.

By:

Name:

Title:

Date:

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